SKYTECH ORION GLOBAL CORP



SkyTech Orion Global builds end-to-end drone solutions, from innovative modular platforms to large-scale mass production and innovation centers

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SkyTech Orion Global builds end-to-end drone solutions, from innovative modular platforms to large-scale mass production and innovation centers

SkyTech Orion Global Corp. (CTGL), a U.S. public company with subsidiaries in Israel, is building a multi-layered drone and defense-industrial infrastructure combining in-house development, strategic partnerships, and mergers and acquisitions (M&A) in drones and technological solutions

SkyTech has developed a breakthrough modular drone platform that empowers soldiers in the field, alongside advanced production and innovation centers with scalable manufacturing capacity, addressing the rapidly growing global demand for trusted, secure, and non-restricted drone solutions for the United States, Israel, NATO, and allied markets worldwide.



Drones Have Become Key Weapons On Modern And Future Battlefields

The Small-Drone Challenge: Transitioning to Global Scale

Global Transformation = **massive, high-volume production** of **simple, scalable, and cost-efficient systems** - replacing complex, high-cost platforms and Chinese components with rapid manufacturing cpability and **Western-sourced supply chains**



Market Scale

The shift has transformed the entire small-drone market:

- $6.8B in 2024 → nearly $38B by 2034
- Broader UAV sector: $21B (2024) → $44B (2032), CAGR ~13.5%

Drones Have Become Key Weapons On Modern And Future Battlefields

Russia-Ukraine War

Since the outbreak of the war, Ukraine has manufactured millions of FPV drones - built as a disposable tools of war - in warehouses, workshops, garages, and underground facilities across the country



Israel - October 7, 2023

With the outbreak of the Iron Swords War, demand for small drones among soldiers surged substantially overnight

Local drone production quickly became a national priority



USA

The U.S. DoD has made small drones' dominance a critical national priority, banning Chinese-made components across all federal agencies with plans to procure over 1 million fully NDAA-compliant drones at industrial scale within the next 2-3 years


Reuters
World Business Markets Sustainability Legal Commentary Technology Investigations More
Exclusive: US Army to buy 1 million drones, in major acquisition ramp-up
By Phil Stewart and Idrees Ali
Aa

Source: Reuters, Nov. 7, 2025 | Photo: Evelyn Hockstein / Reuters



The Small-Drones Solution

The dominant small drone solutions currently in production are based on designs developed for immediate wartime needs, originating from the FPV racing domain

The Strategic Gap

These drones are not suitable for sustained Western industrial supply. They lack standardization, reliability, and safety standards that professional military systems are required to meet - posing a material risk when deployed as military-grade product.



The Western Requirement

A closed-architercture, NDAA-compliant product engineered to meet the full demand of the millitary industry

Our Solution: Building the Next Generation of Small Drones

SkyTech Replicator™ is a small-drone platform with a singular mission: to provide a fully Western, NDAA-compliant, modular drone family built for industrial scale.
It is a scalable platform adaptable to diverse missions, payloads, and mass-production requirements across defense and dual-use sectors

Built on proprietary architecture and protected by patent filings, SkyTech's modular framework provides a scalable technology foundation for defense and dual-use applications



SkyTech Replicator™ Core Unit: The System's Brain



A proprietary control and electronics hub that drives all system operations, featuring:

- **Integrated Systems:** Houses all control, power management, communications, and processing
- **Compact Form Factor**
- **Advanced Processing:** Handles flight control, navigation, stabilization, and data analytics
- **Regulatory Ready:** Built with 100% NDAA-compliant components


CLICK
FLY
SWAP

The Core connects to **multiple arm configurations** and airframe geometries, supporting various motor classes, propulsion systems, batteries, and mission-specific payloads.

SkyTech Replicator™ Smart Arm System –



Each arm is a sealed unit with motors + optimized propellers:

- **Light Arm:** short-range ISR, fast response, light payloads
- **Endura Arm:** heavy payloads
- **Custom Arm:** tailored designs, specialty missions

This architecture enables the rapid development of diverse drone families built on a unified technological backbone for **multiple arm configurations** and airframe geometries, supporting various motor classes, propulsion systems, batteries, and mission-specific payloads.

SkyTech Replicator™ is a rigid, lightweight, sealed, military-standard chassis, Designed for scale

SkyTech Replicator™ KIT









Mission Kit & Click & Fly™ operators get a **Mission Kit**: Core Unit, light arms, heavy arms, different batteries, and payloads.
With **Click & Fly™**, arms and payloads swap in seconds - no tools needed.
Instead of carrying four drones one drone transforms into many.







SkyTech Replicator - M15

One Way Drone

Rigid, lightweight, sealed, military-standard chassis, Designed for scale

From Innovation to Large-Scale Drone Manufacturing Across the U.S., Israel, and Allied Nations

How do you produce real volume? We built a method.
Our approach: a standardized production cell capable of producing 100,000 units across multiple locations , In the U.S. , In Israel and in allied countries.

In Same process. Same quality.
Multiple identical sites — all scaling together
This is the Replication Manufacturing Method: a repeatable, modular, industrial blueprint for mass production of small drones wherever it's needed.


stratasys | F1000



SkyTech Orion — U.S.–Israel Dual-Nation Structure

SkyTech Orion integrates a U.S. parent company, **SkyTech Orion Global Corp. (CTGL),** a public company with its Israeli subsidiary, **SkyTech Orion Ltd.**, operating as a unified system across both countries

---

SkyTech Orion - A Unique U.S.–Israel National Framework

Provides strong access to U.S. capital markets, and strategic mergers & acquisitions, and opens pathways for broad development and expansion across both markets by integrating innovation, industrial production capabilities, defense-grade standards, technological excellence, and rapid development cycles, for the United States, Israel, NATO, and allied markets.

SkyTech Center Israel

Israel's National Center for UAV Innovation and Drone Manufacturing


SKYTECH

Skytech Orion Ltd selected by the Government of Israel and backed by a multi-million-dollar grant, SkyTech Orion Ltd. is establishing the SkyTech Center Israel - a national flagship hub for unmanned systems, drone manufacturing, and defense solutions, anchored in Yerucham, Israel's Drone City.

SkyTech Center - Ecosystem for the UAV & Drone Industry - The Center departments



3D Printing & Assembly
Integration and assembly of hardware and software components



Research & Development
Customization of hardware, software, and AI solutions



Laboratories & Testing
Advanced facilities for system validation, QA, and compliance testing. Compliance with industry and defense standards such as MOD, NDAA, ITAR and EU export requirements



Flight Testing & Rental Services
Controlled environments for flight testing and rental of UAV systems for development and evaluation purposes.



Training Department
Simulator-based environments for professional training, testing, and skill development.

To support the Company's growth strategy, we are advancing strategic partnerships, and capital raises to accelerate sales, support working capital, and build our operational and manufacturing infrastructure. In parallel, the Company is progressing its preparation for a Nasdaq uplisting, as a central component of its growth engine and expanded access to institutional capital.

Market Opportunity

The Global UAV & Drone Market:

- Market size 2024: $37.68 billion
- Estimated market size 2034: $186.8 billion
- Average annual growth: ~ 17%

Market Segmentation by Application:

- Military applications for security and defense: the largest market segment, constituting 45–50% of the market
- Civilian and commercial applications include industrial, agriculture, logistics, shipping, photography, media, mapping, and research.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions.

The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of testing and/or other studies, the challenges inherent in new product development initiatives, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our latest 10-K Report filed with the SEC on April 15th, 2026.

We undertake no duty to update any forward-looking statement, or any information contained in this press release or in other public disclosures at any time.

Finally, the investing public is reminded that the only announcements or information about SkyTech Orion Global Corporation which are condoned by the Company must emanate from the Company itself and bear our name as its Source.

Media Contact:

info@skytech-global.com

www.skytech-global.com

SKYTECH ORION GLOBAL CORP.

